UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2023

GoodRx Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39549	47-5104396
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Olympic Boulevard

Santa Monica, CA 90404

(Address of Principal Executive Offices) (Zip Code)

(855) 268-2822

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	GDRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On April 25, 2023, GoodRx Holdings, Inc. (the “Company”) issued a press release in connection with the executive leadership transition described in Item 5.02 of this Current Report on Form 8-K which addresses the Company’s financial performance for the first quarter ended March 31, 2023. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this report (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specified reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2023, Trevor Bezdek and Douglas Hirsch determined that they would transition from their roles as co-Chief Executive Officers of the Company (the “Transition”). In connection with the Transition, the Company’s Board of Directors (the “Board”) appointed Scott Wagner as Interim Chief Executive Officer of the Company (principal executive officer), effective April 25, 2023. Messrs. Bezdek and Hirsch will each remain executive officers of the Company, serving as Chairman and Chief Mission Officer, respectively, in addition to continuing as directors of the Company. The Board is engaged in a search process for a permanent successor to Messrs. Bezdek and Hirsch.

Mr. Wagner, 52, has been serving as an investor and advisor to technology companies. From July 2012 to September 2019, Mr. Wagner served in various leadership roles at GoDaddy Inc. (“GoDaddy”), a leading internet domain registrar and web hosting company, including as Chief Executive Officer from 2017 to 2019, as President, Chief Financial Officer and Chief Operating Officer from 2013 to 2017, and as Interim Chief Executive Officer from 2012 to 2013. During Mr. Wagner’s tenure, Mr. Wagner oversaw GoDaddy’s operational transformation from a leading domain name registrar in the United States into a global software-as-a-service company. Prior to GoDaddy, Mr. Wagner served as a Partner at KKR & Co. Inc., a global investment company, where he worked from 2000 to 2012 as one of the leads of KKR’s Capstone team.

Mr. Wagner has served on the board of directors of public companies DoubleVerify Holdings, Inc. since October 2021 and Bill.com Holdings, Inc. since September 2021. Mr. Wagner previously served on the board of directors of GoDaddy from December 2017 to September 2019. Mr. Wagner also serves on the board of directors of private companies GoFundMe, Inc. and Kajabi, LLC.

Mr. Wagner holds a B.A. degree in Economics from Yale University and an M.B.A. degree from Harvard Business School.

Wagner Employment Agreement

In connection with his appointment as Interim Chief Executive Officer of the Company, on April 25, 2023, GoodRx, Inc. (a subsidiary of the Company) entered into an Employment Agreement with Mr. Wagner (the “Wagner Employment Agreement”). Mr. Wagner’s employment under the Wagner Employment Agreement is at-will and will continue for a period of one year, unless earlier terminated in accordance with the terms of the Wagner Employment Agreement. The Wagner Employment Agreement also provides for (i) an annual base salary; and (ii) eligibility to participate in the health and welfare benefit plans and programs maintained by GoodRx, Inc. for the benefit of its employees and certain other perquisites. In addition, Mr. Wagner is eligible to earn a cash incentive bonus targeted at 100% of his base salary (the “Incentive Bonus”), which bonus is payable based on the Board’s assessment of Mr. Wagner’s performance at the end of the employment term.

Pursuant to the Wagner Employment Agreement, Mr. Wagner will be granted a stock option under the Company’s 2020 Incentive Award Plan on the first trading day of the first “open window” under the Company’s Insider Trading Policy that occurs following April 25, 2023. The option will cover between 2,500,000 and 3,000,000 shares of the Company’s Class A common stock, with the final number determined by the Board in its sole discretion prior to or on the applicable grant date. The option will vest and become exercisable in 12 substantially equal installments on each monthly anniversary of April 25, 2023, subject to Mr. Wagner’s continued employment through the applicable vesting date.

Pursuant to the Wagner Employment Agreement, if Mr. Wagner’s employment is terminated without “cause” or due to his death, “disability” or resignation for “good reason” (each, as defined in the Wagner Employment Agreement) prior to April 25, 2024, then, subject to his timely execution and non-revocation of a general release of claims and continued compliance with restrictive covenants, Mr. Wagner will be eligible to receive (i) an amount equal to the base salary (at the rate in effect on the termination date) that Mr. Wagner would have received had he remained employed through April 25, 2024, (ii) the Incentive Bonus determined in the Board’s sole discretion (pro-rated for the portion of the year during which Mr. Wagner was employed) and (iii) company-reimbursed COBRA continuation coverage premiums for the severance period.

The Wagner Employment Agreement also includes a “best pay” provision under Section 280G of the Internal Revenue Code, pursuant to which any “parachute payments” that become payable to Mr. Wagner will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Internal Revenue Code, whichever results in the better after-tax treatment to Mr. Wagner.

Mr. Wagner is also subject to the terms and conditions of a proprietary information and invention assignment agreement containing confidentiality, intellectual property assignment, non-competition, non-solicitation and other protective covenants.

Mr. Wagner has also entered into the Company’s standard indemnification agreement for directors and officers, the form of which was previously filed by the Company as Exhibit 10.1 to the Registration Statement on Form S-1/A (File No. 333-248465) initially filed by the Company with the Securities and Exchange Commission on September 14, 2020.

The foregoing description of the Wagner Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Wagner Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Hirsch and Bezdek Employment Agreements

In connection with the Transition, on April 25, 2023 (the “Transition Effective Date”), the Company, through its indirect wholly owned subsidiary, GoodRx, Inc., entered into a Second Amended and Restated Employment Agreement (collectively, the “Restated Employment Agreements”) with each of Messrs. Bezdek and Hirsch.

The term of the Restated Employment Agreements with each of Messrs. Bezdek and Hirsch commence on the Transition Effective Date and end on the 18-month anniversary of the Transition Effective Date, unless earlier terminated in accordance with the terms of the applicable Restated Employment Agreement. The Restated Employment Agreements provide that during the employment term, Messrs. Bezdek and Hirsch will continue to be eligible (i) to receive a base salary of $500,000, (ii) a cash incentive bonus targeted at 100% of the applicable executive’s base salary (subject to continued employment (a) for 2023, through December 31, 2023 and (b) for 2024, the 18-month anniversary of the Transition Effective Date) and (iii) to participate in the health and welfare benefit plans and programs maintained by GoodRx, Inc. for the benefit of its employees.

In addition, pursuant to each Restated Employment Agreement, Mr. Bezdek and Mr. Hirsch have agreed not to sell any securities of the Company without Board approval, subject to certain exceptions including, but not limited to, pursuant to any new, modified or amended contract, instruction or written plan intended to satisfy the affirmative defense conditions of Rule 10b5-1(c)(1) under the Exchange Act (a “Rule 10b5-1 Plan”) that has been approved by the Board after April 25, 2023 or an existing Rule 10b5-1 Plan.

Pursuant to the Restated Employment Agreements, if the applicable executive’s employment is terminated without “cause” or due to his death, “disability” or resignation for “good reason” (each, as defined in the respective Restated Employment Agreement), then, in addition to any accrued obligations and subject to the executive’s timely execution and non-revocation of a general release of claims, each of Messrs. Bezdek and Hirsch will be eligible to receive (i) an amount equal to the base salary (at the rate in effect on the termination date) that the executive would have received had he remained employed through the 18-month anniversary of the Transition Effective Date and (ii) company-reimbursed COBRA continuation coverage premiums for the period from the separation date until the 18-month anniversary of the Transition Effective Date.

The foregoing description of the Restated Employment Agreements do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Restated Employment Agreements, copies of which are filed as Exhibits 10.2 and 10.3 hereto and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.

10.1	Employment Agreement, by and between GoodRx, Inc. and Scott Wagner, dated April 25, 2023

10.2	Second Amended and Restated Employment Agreement, by and between GoodRx, Inc. and Trevor Bezdek, dated April 25, 2023

10.3	Second Amended and Restated Employment Agreement, by and between GoodRx, Inc. and Douglas Hirsch, dated April 25, 2023

99.1*	Press Release dated April 25, 2023

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded with the Inline XBRL document.

*	Furnished

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRX HOLDINGS, INC.

Date: April 25, 2023	By:	/s/ Karsten Voermann
Name: Karsten Voermann
Title: Chief Financial Officer